UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 31, 2013

Frontier Communications Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

3 High Ridge Park, Stamford, Connecticut	06905
(Address of principal executive offices)	(Zip Code)

(203) 614-5600
(Registrant’s telephone number, including area code)

_________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2013, the Board of Directors of the Company elected Ms. Virginia P. Ruesterholz to serve as a Director of the Company, filling a vacancy on the Company’s Board of Directors.  Ms. Ruesterholz will serve on the Board’s Compensation Committee and Retirement Plan Committee.  A copy of the Company's press release issued on July 31, 2013 announcing Ms. Ruesterholz's election is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 8.01                Other Events

On July 31, 2013, the Company announced that its Board of Directors declared a regular quarterly cash dividend of $0.10 per share, payable on September 30, 2013 to holders of record of its common stock at the close of business on September 9, 2013.  A copy of the Company’s press release issued on July 31, 2013 announcing the declaration of the dividend is filed herewith as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

99.1	Press Release of Frontier Communications Corporation released on July 31, 2013.

99.2	Press Release of Frontier Communications Corporation released on July 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date: July 31, 2013	By:/s/ Susana D’Emic
Susana D’Emic
Senior Vice President
and Controller